Exhibit 99.1

THIRD AMENDMENT
TO THE
 AMENDED AND RESTATED SERVICE AGREEMENT

THIS THIRD AMENDMENT TO THE AMENDED AND RESTATE SERVICE AGREEMENT, dated as of September 1, 2014, is entered into by and between Comenity Servicing LLC ("Servicer"), a Texas limited liability company with its principal place of business at 3100 Easton Square Place, Columbus, Ohio 43219, and Comenity Bank (the "Bank"), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803, and amends that certain Amended and Restated Service Agreement (the "Agreement"), dated as of June 28, 2013, by and between Servicer and Bank, as amended by that certain First Amendment to the Agreement, dated as of September 9, 2013 (the "First Amendment"), as further amended by that certain Second Amendment to the Agreement, dated as of March 1, 2014 (the "Second Amendment," and the Agreement as amended by the First and Second Amendments, the "Agreement").

RECITALS

WHEREAS, Servicer and the Bank wish to amend the Agreement as set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Servicer and the Bank agree that the Agreement shall be amended as set forth below.

AGREEMENT

1.            Amendments.  The Agreement shall be amended by removing the language in the following sections, which shall be superseded and replaced by the language set forth below.

Section 7.1.  Subcontractors.  In performing its obligations under the Agreement, Servicer may engage subcontractors and other third parties (collectively, "Subcontractors"), provided Servicer has done so in compliance with the Bank's vendor due diligence policy.  All Subcontractors shall, as a condition to their engagement, agree to be bound by provisions substantially similar to those included in this Agreement, specifically those relating to Confidential Information and the Bank's and regulators' rights to audit.  Servicer shall not, without first obtaining Bank's written permission, outsource any services (i) involving the release of Personal Information outside of the United States or (ii) to be provided by a Tier 1 Vendor.  Tier 1 Vendor has the meaning given to such term in the Alliance Data Vendor Risk Management Policy, as it may be amended from time to time, and is generally understood to mean a vendor engagement that provides a product or service which is deemed, upon evaluation of appropriate risk factors, to be critical to maintain revenue or provide daily operations necessary for the Bank.  Servicer shall make commercially reasonable efforts to incorporate into any Subcontractor agreement that the Bank has the right to assume Servicer's rights and obligations under such agreement to the extent they relate to the provision of Services under the Agreement.

Appendix B, Service Standards.  Appendix B of the Agreement shall be removed, superseded and replaced by the Appendix B attached hereto.

2.            Definitions; References.  Each term used herein which is not defined herein shall have the meaning assigned to such term in the Agreement.  Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

3.            Governing Law.  The governing law provisions of this Third Amendment shall be the same as those of the Agreement.

4.            Counterparts; Effectiveness.  This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  The provisions included in this Third Amendment shall be effective as of date hereof.

5.            Entire Agreement.  As hereby amended and supplemented, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their authorized officers as of the day and year first above written.

Comenity Servicing LLC

By:      /s/ Mike Rosello
Name: Mike Rosello
Title:   CIO

Comenity Bank

By:      /s/ Randy J. Redcay
Name: Randy J. Redcay
Title:   CFO

APPENDIX B

SERVICE STANDARDS

The following standards apply to Services provided by Servicer to Bank.

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
Product Services
1	Application development	Applications operating as required	M
2	Card Embossing & Issuance	Issue new and replacement cards within the greater of (i) 4 business days or (ii) the number of business days specified in the client contract of embossing tape output	M
3	Collections	A telephone call will be attempted on at least 85% of the collection accounts that are downloaded daily into the dialer categories.	M
4	Collections	Servicer will staff early stage collections at a ratio of 1FTE to 2000 early stage collection account (CA1-CA3).	M
5	Collections	Servicer will staff late stage collections at a ratio of 1FTE to 1000 late stage collection account (CA4-CA6).	M
6	Collections	Servicer will conduct 1 annual on-site audit/review of each agency that is engaged in the collection of banks accounts.	M
7	Collections	Servicer will conduct quarterly remote monitoring of each agency that is engaged in the collection of banks accounts	M
8	Credit Operations Support	Support for call center operations is provided	M
9	Customer Service	90% within 8 Business Days. 100% within 30 Calendar Days. 100% within regulatory timelines, as applicable.	M
10	Data processing	Help desk is available 24/7.	M
11	New Account Processing	At least 80% of calls answered within 25 seconds or less	M
12	New Account Processing	At least 90% of the Applications will be processed within 5 minutes	M
13	New Account Processing
Creditor shall notify all Applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application. Reg. B 1002.9(a)(i).
M
14	New Account Processing	All domestic mail-in applications will be processed in 6-business days or less and all international mail-in applications will be processed in 10-business days or less.	M
15	New Account Processing
A Creditor shall notify all applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application.  Reg. B 1002.9(a)(i)
M
16	Payment Remittance Processing
Servicer will process 96% of all clean (Regulation Z "conforming payments" under §1026.10(b)) payments within 24 hours of receipt; payments must be processed as of the date of receipt, unless the delay in crediting does not result in a finance charge or other charge.
M
17	Payment Remittance Processing	Servicer will process 100% of "non-conforming" it accepts payments within five days of receipt. §1026.10(b)(4)(i).	M

Appendix B-1

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
18	Payment Remittance Processing	Monthly reports on returned payments.	M
19	Statement Issuance
Servicer will mail or deliver account statements within 4 business days of the scheduled billing date. Monthly periodic statements must be mailed or delivered at least 21-days (calendar days) prior to the payment due date disclosed on the billing statement. Reg. Z 1026.5(b)(2)(ii)(1).
M
Other Services
20	Accounting, Settlement, and Other Services	All valid transactions will post to customer accounts within 24-36 hours of receipt of transaction file on a business day.	M
21	Accounting, Settlement, and Other Services	The EDW data will be delivered by Comenity Servicing LLC on a daily basis and made available based on the EDW end of day marker within forty eight (48) hours.	M
22	Accounting, Settlement, and Other Services	Monthly forecasts reports provided on time	M
23	Accounting, Settlement, and Other Services	Annual budget developed and loaded	A
24	Contingency Planning/Disaster Recovery	Reports on the Annual Disaster Recovery Plan and testing results.	A
25	Compliance
Notification to the Bank's Compliance Officer of any complete monitoring reports issued by the ROQC Team within three (3) business days of completion of the reports (inclusion on the distribution is sufficient).
M
26	Desktop PC Support
For Local Area Networks, PC Support and Telecommunications Support, reports which track service request will be provided by Alliance Data to ensure that these services are provided in accordance with agreed upon targets.
M
27	General	SLA Management team will track the performance of these standards and will report results to Bank as agreed upon.	M
28	Facilities Mgmt.	Facilities are available for business operations	M
29	Human Resources	Services, such as recruitment, training, and staff evaluations, provided in accordance with normal operating practice	M
30	Information Security Support	IT platform is provided and operating	M
31	Information Technology Services/Outsourcing	IT platform is provided and operating	M
32	LAN/ Telecommunications Support	Network and telecommunications access is provided and available	M
33	Mail Services	Intercompany mail operates in accordance with normal operating practice	M
34	Project Management	Provided as requested	Ad hoc
35	Purchasing	Pcard is available to Bank personnel	M
36	Risk/Underwriting	Authorizations services will be available 99.5% of store hours.	M
37	Risk/Underwriting
Servicer will produce client specific new account approval rate report on a monthly basis of all bank clients. The report will contain approval rate from prior month and comments of significant variances
M

Appendix B-2

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
38	Risk/Underwriting
Servicer will produce client specific summary level report of performance metrics on a monthly basis with comments of major clients.  Major clients will be a minimum of top 15 in size of A/R or that equate to 85% or more of the portfolio"
M
39	Risk/Underwriting
Servicer will produce and adhere to an "underwriting review calendar".  This calendar will require the servicer to provide bank an analysis of new account underwriting and recommendations of major clients.
M
40	Risk/Underwriting
Servicer will provide, for 6 months after launch, a client summary level report of performance metrics on a monthly basis on any new client.  Major Clients will be a minimum of top 15 in size of A/R or that equate to 85% or more of the portfolio
M
41	Safety Services	Distributions include Bank personnel	M
42	Security	Easton security desk has camera and other security mechanisms in place.	M

Servicer and Bank will meet as needed to review the service standards.  Based on that review, Bank will use its reasonable business judgment to determine whether (and if so, how) to adjust any components of the service standards.  Such adjustments shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement.

Appendix B-3